Exhibit 99.1

NEWS RELEASE

CONTACT:
Gary S. Maier
(310) 972-5124

MOTORCAR PARTS OF AMERICA REPORTS STRONG FISCAL 2022
FIRST QUARTER

-- Record First Quarter Sales to Start New Fiscal Year as Solid Demand
For Aftermarket Parts Continues --

LOS ANGELES, CA – August 9, 2021 – Motorcar Parts of America, Inc. (Nasdaq: MPAA) today reported results for its fiscal 2022 first quarter ended June 30, 2021 – reflecting record sales for a fiscal first quarter.

Net sales for the fiscal 2022 first quarter increased 56.3 percent to $149.0 million from $95.4 million a year ago, and 36.5 percent from the pre-COVID fiscal first quarter two years ago.

Net income for the fiscal 2022 first quarter was $861,000, or $0.04 per diluted share, compared with a net loss of $3.0 million, or $0.16 per share, a year ago.  Details of items impacting net income are shown in Exhibit 1.

 “Net sales and profitability for the fiscal first quarter benefitted, despite global supply chain-related disruptions, from continued strong demand for non-discretionary aftermarket parts -- enhanced by the success of our multi-year strategic footprint expansion, including brake-related product line growth,” said Selwyn Joffe, chairman, president and chief executive officer of Motorcar Parts of America.

Joffe noted that the first quarter benefitted from the opening up of the economy and stimulus payments.  He added that customers purchased products earlier than normal to accommodate the anticipated stronger demand.  “The success of the brake caliper program, which is seasonally stronger in the fiscal first quarter, contributed to solid growth early in our fiscal year,” Joffe emphasized.

“In addition, our presence in the electric vehicle market continued to gain momentum driven by increasing demand for battery power emulation, testing and development of inverters, electric motors, and high-speed battery-charging station applications offered by our wholly owned D&V subsidiary,” Joffe added.

Motorcar Parts of America, Inc.
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Gross profit and operating expenses for the fiscal first quarter were impacted by COVID-19 expenses related to safety, health initiatives, inefficiencies in the supply chain and incrementally higher freight costs of approximately $5.3 million on a pre-tax basis, or $0.20 per share on a tax-effected basis.

Net cash used in operating activities was $4.7 million for the fiscal 2022 first quarter and net debt was $97.6 million at June 30, 2021 compared with $88.9 million at March 31, 2021, reflecting working capital requirements to support the record first quarter sales and inventory increases for anticipated business growth in fiscal 2022.

Gross profit for the fiscal 2022 first quarter was $23.6 million compared with $13.4 million a year earlier.  Gross profit as a percentage of net sales for the fiscal 2022 first quarter was 15.8 percent compared with 14.0 percent a year earlier.  Gross margin was primarily impacted by higher costs related to COVID-19; brake caliper start-up costs and other product relocation expenses related to the expansion in Mexico, both of which are now nearing completion; and other items, including non-cash and non-economic expenses totaling 7.0 percent, as detailed in Exhibit 2 of the press release.  In addition to the above items, gross profit was further impacted by growth initiatives in connection with the expansion of our new product lines, and inflationary costs related to the global pandemic, especially disruptions with worldwide supply chain and logistics services.

 “We are encouraged by the strong demand for automotive replacement parts, despite the global challenges related to the pandemic. Our product line expansion strategy continues to gain momentum and we remain focused on sales growth and opportunities to achieve further operating efficiencies, and enhanced profitability,” Joffe said.

Use of Non-GAAP Measure

This press release includes the following non-GAAP measure - EBITDA, which is not a measure of financial performance under GAAP and should not be considered as an alternative to net income as a measure of financial performance.  The company believes this non-GAAP measure, when considered together with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to the company’s results of operations.  However, this non-GAAP measure has significant limitations in that it does not reflect all the costs and other items associated with the operation of the company’s business as determined in accordance with GAAP.  In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies.  Therefore, investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, measures of financial performance in accordance with GAAP.  For a reconciliation of EBITDA to its corresponding GAAP measures, see the financial tables included in this press release.  Also, refer to our Form 8-K to which this release is attached, and other filings we make with the SEC, for further information regarding these measures.

Motorcar Parts of America, Inc.
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Teleconference and Web Cast

Selwyn Joffe, chairman, president and chief executive officer, and David Lee, chief financial officer, will host an investor conference call today at 10:00 a.m. Pacific time to discuss the company’s financial results and operations.

The call will be open to all interested investors either through a live audio Web broadcast at www.motorcarparts.com or live by calling (833)-968-1924 (domestic) or (825)-312-2355 (international).  For those who are not available to listen to the live broadcast, the call will be archived on Motorcar Parts of America’s website www.motorcarparts.com.  A telephone playback of the conference call will also be available from approximately 1:00 p.m. Pacific time on August 9, 2021 through 8:59 p.m. Pacific time on August 16, 2021 by calling (800)-585-8367 (domestic) or (416)-621-4642 (international) and using access code: 4699341.

About Motorcar Parts of America, Inc.

Motorcar Parts of America, Inc. is a remanufacturer, manufacturer, and distributor of automotive aftermarket parts -- including alternators, starters, wheel bearings and hub assemblies, brake calipers, brake master cylinders, brake power boosters, turbochargers, and diagnostic testing equipment utilized in imported and domestic passenger vehicles, light trucks, and heavy-duty applications.  Its products are sold to automotive retail outlets and the professional repair market throughout the United States, Canada, and Mexico, with facilities located in California, New York, Mexico, Malaysia, China and India, and administrative offices located in California, Tennessee, Mexico, Singapore, Malaysia, and Canada. In addition, the company’s electrical vehicle subsidiary designs and manufactures testing solutions for performance, endurance, and production of multiple components in the electric power train – providing simulation, emulation, and production applications for the electrification of both automotive and aerospace industries, including electric vehicle charging systems.  Additional information is available at www.motorcarparts.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained in this press release that are not historical facts are forward-looking statements based on the company’s current expectations and beliefs concerning future developments and their potential effects on the company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the company) and are subject to change based upon various factors.  Reference is also made to the Risk Factors set forth in the company’s Form 10-K Annual Report filed with the Securities and Exchange Commission (SEC) in June 2021 and in its Forms 10-Q filed with the SEC for additional risks and uncertainties facing the company. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.

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(Financial tables follow)

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	June 30,
	2021	2020

Net sales	$149,034,000	$95,356,000
Cost of goods sold	125,463,000	81,969,000
Gross profit	23,571,000	13,387,000
Operating expenses:
General and administrative	12,486,000	11,687,000
Sales and marketing	5,368,000	4,200,000
Research and development	2,501,000	1,942,000
Foreign exchange impact of lease liabilities and forward contracts	(2,533,000)	(4,817,000)
Total operating expenses	17,822,000	13,012,000
Operating income	5,749,000	375,000
Interest expense, net	3,941,000	4,409,000
Income (loss) before income tax expense (benefit)	1,808,000	(4,034,000)
Income tax expense (benefit)	947,000	(1,022,000)
Net income (loss)	$861,000	$(3,012,000)
Basic net income (loss) per share	$0.05	$(0.16)
Diluted net income (loss) per share	$0.04	$(0.16)
Weighted average number of shares outstanding:
Basic	19,054,481	18,976,178
Diluted	19,659,057	18,976,178

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	June 30, 2021	March 31, 2021
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$24,883,000	$15,523,000
Short-term investments	1,823,000	1,652,000
Accounts receivable — net	54,019,000	63,122,000
Inventory	320,685,000	302,913,000
Contract assets	26,264,000	26,940,000
Prepaid expenses and other current assets	13,307,000	12,706,000
Total current assets	440,981,000	422,856,000
Plant and equipment — net	53,287,000	53,854,000
Operating lease assets	87,924,000	71,513,000
Long-term deferred income taxes	19,150,000	19,381,000
Long-term contract assets	293,158,000	270,213,000
Goodwill and intangible assets — net	8,194,000	8,534,000
Other assets	1,246,000	1,531,000
TOTAL ASSETS	$903,940,000	$847,882,000
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$141,451,000	$152,735,000
Customer finished goods returns accrual	35,261,000	31,524,000
Contract liabilities	40,988,000	41,072,000
Revolving loan	103,000,000	84,000,000
Other current liabilities	5,774,000	6,683,000
Operating lease liabilities	5,434,000	6,439,000
Current portion of term loan	3,670,000	3,678,000
Total current liabilities	335,578,000	326,131,000
Term loan, less current portion	15,804,000	16,786,000
Long-term contract liabilities	153,504,000	125,223,000
Long-term deferred income taxes	76,000	73,000
Long-term operating lease liabilities	85,889,000	70,551,000
Other liabilities	7,862,000	7,973,000
Total liabilities	598,713,000	546,737,000
Commitments and contingencies
Shareholders’ equity:
Preferred stock; par value $.01 per share, 5,000,000 shares authorized; none issued	-	-
Series A junior participating preferred stock; par value $.01 per share, 20,000 shares authorized; none issued	-	-
Common stock; par value $.01 per share, 50,000,000 shares authorized; 19,101,092 and 19,045,386 shares issued and outstanding at June 30, 2021 and March 31, 2021, respectively	191,000	190,000
Additional paid-in capital	224,445,000	223,058,000
Retained earnings	86,454,000	85,593,000
Accumulated other comprehensive loss	(5,863,000)	(7,696,000)
Total shareholders’ equity	305,227,000	301,145,000
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$903,940,000	$847,882,000

Additional Information and Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the company has included the following additional information and non-GAAP financial measures for the three months ended June 30, 2021 and 2020.  Among other things, the company uses such additional information and non-GAAP adjusted financial measures in addition to and together with corresponding GAAP measures to help analyze the performance of its business.

The company believes this information helps provide a more complete understanding of the company’s results of operations and the factors and trends affecting the company’s business. However, this information should be considered as a supplement to, and not as a substitute for, or superior to, information contained in the company’s financial statements prepared in accordance with GAAP.  In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies.

The company defines EBITDA as earnings before interest, taxes, depreciation, and amortization.  A reconciliation of EBITDA to net income is provided below along with information regarding such items.

Items Impacting Net Income (Loss) for the Three Months Ended June 30, 2021 and 2020	Exhibit 1

	Three Months Ended June 30,
	2021		2020
	$	Per Share	$	Per Share
GAAP net income (loss)	$861,000	$0.04	$(3,012,000)	$(0.16)

Items impacting net income (loss)

Customer allowances and return accruals related to new business, net of costs	$146,000	$0.01	$307,000	$0.02
Core premium amortization impacting net sales	2,531,000	0.13	1,223,000	0.06
New product line start-up costs and transition expenses (a)	2,183,000	0.11	3,586,000	0.19
Revaluation - cores on customers’ shelves	984,000	0.05	1,384,000	0.07
Increased expenses related to COVID-19 (b)	5,297,000	0.27	2,295,000	0.12
Earn-out accruals and severance	(33,000)	(0.00)	(7,000)	(0.00)
Share-based compensation expenses	1,576,000	0.08	1,043,000	0.05
Foreign exchange impact of lease liabilities and forward contracts	(2,533,000)	(0.13)	(4,817,000)	(0.25)
Tax effect (c)	(2,538,000)	(0.13)	(1,254,000)	(0.07)
Total items impacting net income (loss)	$7,613,000	$0.39	$3,760,000	$0.20

(a) For the three-months ended June 30, 2021, consists of $1,947,000 included in cost of goods sold and $236,000 included in operating expenses. For the three-months ended June 30, 2020, consists of $3,301,000 included in cost of goods sold and $285,000 included in operating expenses.
(b) For the three-months ended June 30, 2021, consists of higher expenses due to COVID-19 of $4,761,000 impacting gross profit (primarily related to increased freight costs of $2,990,000) and $536,000 included in operating expenses. For the three-months ended June 30, 2020, consists of higher expenses due to COVID-19 of $1,840,000 impacting gross profit and $455,000 included in operating expenses.
(c) Tax effect is calculated by applying an income tax rate of 25.0% to items listed above; this rate may differ from the period’s actual income tax rate.

Items Impacting Gross Profit for the Three Months Ended June 30, 2021 and 2020	Exhibit 2

	Three Months Ended June 30,
	2021		2020
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$23,571,000	15.8%	$13,387,000	14.0%

Items impacting gross profit
Customer allowances and return accruals related to new business, net of costs	$146,000	0.1%	$307,000	0.3%
Core premium amortization impacting net sales	2,531,000	1.7%	1,223,000	1.3%
New product line start-up costs and transition expenses	1,947,000	1.3%	3,301,000	3.5%
Revaluation - cores on customers’ shelves	984,000	0.7%	1,384,000	1.5%
Increased expenses related to COVID-19	4,761,000	3.2%	1,840,000	1.9%
Total items impacting gross profit	$10,369,000	7.0%	$8,055,000	8.4%

Items Impacting EBITDA for the Three Months Ended June 30, 2021 and 2020	Exhibit 3

	Three Months Ended June 30,
	2021	2020
GAAP net income (loss)	$861,000	$(3,012,000)
Interest expense, net	3,941,000	4,409,000
Income tax expense (benefit)	947,000	(1,022,000)
Depreciation and amortization	3,145,000	2,551,000
EBITDA	$8,894,000	$2,926,000

Items impacting EBITDA

Customer allowances and return accruals related to new business, net of costs	$146,000	$307,000
Core premium amortization impacting net sales	2,531,000	1,223,000
New product line start-up costs and transition expenses (a)	2,016,000	3,496,000
Revaluation - cores on customers’ shelves	984,000	1,384,000
Increased expenses related to COVID-19	5,297,000	2,295,000
Earn-out accruals and severance	(33,000)	(7,000)
Share-based compensation expenses	1,576,000	1,043,000
Foreign exchange impact of lease liabilities and forward contracts	(2,533,000)	(4,817,000)
Total items impacting EBITDA	$9,984,000	$4,924,000

(a) Excludes depreciation, which is included in the depreciation and amortization line item.